Exhibit 10.21

EXECUTION VERSION

AMENDMENT NO. 5 TO LOAN AND SERVICING AGREEMENT, dated as of February 21, 2025 (this “Amendment”), among ASIF Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Ares Strategic Income Fund, as servicer (in such capacity, the “Servicer”), Société Générale, as agent (the “Agent”) and each of the Lenders party hereto (the “Lenders”).

WHEREAS, the Borrower, the Servicer, Ares Strategic Income Fund, in its capacity as equityholder, each of the Lenders from time to time party thereto, the Agent, each of the other Lender Agents party thereto, U.S. Bank Trust Company, National Association, as collateral agent and as collateral administrator, and U.S. Bank National Association, as document custodian are party to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Agent and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1 As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1 This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by each party hereto.

ARTICLE IV

Representations and Warranties

SECTION 4.1 The Borrower and the Servicer each hereby represents and warrants to the Agent, the Lender Agents and the Lenders that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (or, if such representations and warranties specifically refer to an earlier date, such earlier date).

ARTICLE V

Miscellaneous

SECTION 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3 Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4 Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Amendment; no other amendments are being made. This Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Amendment. Neither this Amendment nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5 Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ASIF FUNDING I, LLC, as Borrower

By: Ares Strategic Income Fund, its sole
Manager

By:	/s/ SCOTT C. LEM
Name:	Scott C. Lem
Title:	Chief Financial Officer

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent and as
Lender

By:	/s/ MARK LACERENZA
Name:	Mark Lacerenza
Title:	Managing Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

ARES STRATEGIC INCOME FUND, as
Servicer

By:	/s/ SCOTT C. LEM
Name:	Scott C. Lem
Title:	Chief Financial Officer

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

EVERBANK, N.A., as Lender

By:	/s/ Frank Martino
Name:	Frank Martino
Title:	Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

HAMBURG COMMERCIAL BANK AG,
LUXEMBOURG BRANCH, as Lender

By:	/s/ THOMAS WEBER
Name:	Thomas Weber
Title:	Authorized Signatory

By:	/s/ Evelyn Steinbach
Name:	Evelyn Steinbach
Title:	Authorized Signatory

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

MUFG BANK, LTD., as Lender

By:	/s/ MICHAEL GORDON
Name:	Michael Gordon
Title:	Managing Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

SUMITOMO MITSUI TRUST BANK,
LIMITED, NEW YORK BRANCH, as
Lender

By:	/s/ TOMOMI HAYASHI
Name:	Tomomi Hayashi
Title:	Head of Department

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE
COMPANY, as Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ ELENA SERDYUK
Name:	Elena Serdyuk
Title:	Senior Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

LIFE INSURANCE COMPANY OF
NORTH AMERICA, as Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ ELENA SERDYUK
Name:	Elena Serdyuk
Title:	Senior Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

NEW YORK LIFE GROUP INSURANCE
COMPANY OF NY, as Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ ELENA SERDYUK
Name:	Elena Serdyuk
Title:	Senior Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION, as Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ ELENA SERDYUK
Name:	Elena Serdyuk
Title:	Senior Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

AUGUSTAR LIFE INSURANCE
COMPANY, as Lender

By:	/s/ KEVIN BUHRLAGE
Name:	Kevin Buhrlage
Title:	VP - Investments

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

CITIZENS BANK, as Lender

By:	/s/ KEVIN KELLY
Name:	Kevin Kelly
Title:	Managing Director

[Signature Page to Amendment No. 5 to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION
Conformed through ~~Omnibus~~Fifth Amendment dated ~~August 28~~February 21, ~~2024~~2025

LOAN AND SERVICING AGREEMENT

dated as of July 26, 2023

among

ASIF FUNDING I, LLC,
as Borrower

ARES STRATEGIC INCOME FUND,
as Equityholder

ARES STRATEGIC INCOME FUND,
as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,
as Swingline Lender,

SOCIÉTÉ GÉNÉRALE,
as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent and Collateral Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

(f) a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g) with respect to any Related Collateral Obligation, (i) the Equityholder or any of its Subsidiaries fails to comply with any funding obligation under such Variable Funding Asset and (ii) the Equityholder fails to notify the Agent prior to such failure to fund and in reasonable detail that, to the knowledge of the Equityholder, such failure to comply was not solely as a result of the Equityholder’s or such subsidiary’s inability to fund such obligation;

(h) the Servicer determines, in its sole discretion, in accordance with the Servicer Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(i) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in the performance of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the obligor thereof); or

(j) such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Collateral Obligation” (other than under this clause (j)) or with respect to which the Selling Institution no longer has a long-term debt rating of at least “A”.:

“Defaulting Lender” means any Lender that :

(i) has failed to fund any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied; (ii) has otherwise failed to pay to the Agent, the Collateral Agent, the Collateral Administrator or any other Lender any other amount required to be paid by it hereunder to such applicable Person within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute; (iii) has notified the Borrower, the Servicer, the Agent, the Collateral Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent shall be specifically identified in such writing or public statement) cannot be satisfied); (iv) has failed, within two (2) Business Days after request by the Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its provided that if an Approval Notice is not received within the time period set forth in this clause (a)(ii), such Collateral Obligation shall be deemed to have not been approved by the Agent;

(b) such Collateral Obligation is a Broadly Syndicated Loan or a Middle Market Loan;

(c) such Collateral Obligation is not a Defaulted Collateral Obligation;

(d) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e) such Collateral Obligation is not a Structured Finance Obligation;

(f) such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than an Eligible Currency;

(g) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino, data center or other operating company), a construction loan or a project finance loan;

(h) such Collateral Obligation is not a lease (including a financing lease);

(i) such Collateral Obligation has a Purchase Price of at least 80%, unless otherwise approved by the Agent in its sole discretion;

(j) such Collateral Obligation is not a trade claim;

(k) if such Collateral Obligation is a Recurring Revenue Loan, the Obligor has sufficient Liquidity to fund operations for the next 18 months based on the projections provided by the Obligor (as determined by the Servicer);

(l) the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(m) such Collateral Obligation is not Margin Stock;

(n) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(o) ~~[~~reserved~~]~~;

(p) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicer Standard, other than non-credit related risks that have previously been disclosed to the Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(q) the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any pursuant to this clause (aa) until the date that is sixty (60) days (or ninety (90) days if, as certified by the Borrower and the Transferor, such delay in elevation is due to actions or inactions outside the control of the Borrower and the Transferor and each of the Borrower and the Transferor has complied with its obligations under the Contribution Agreement with respect to the elevation of each such Effective Date Participation) after the Effective Date;

(bb) such Collateral Obligation, if it is a Deferring Collateral Obligation, is ~~either a Partial PIK Loan or~~a Permitted PIK Loan; and

(cc) such Collateral Obligation is not a Non-ESG Collateral Obligation.

“Eligible Currency” means CADs, Dollars, Euros and GBPs and, for purposes of clause (f) of the definition of “Eligible Collateral Obligation”, NZD and the local currency of each Eligible Jurisdiction.

“Eligible Jurisdiction” means United States, Canada, Australia, Austria, Belgium, Denmark, Finland, France, Ireland, Germany, Luxembourg, Norway, New Zealand, Spain, Sweden, the Netherlands, Jersey and the United Kingdom, and any other jurisdiction consented to by the Agent in writing in its sole discretion.

“Eligible Obligor” means any Obligor that (i) on any day, is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) on any day, is a legal operating entity or holding company, (iii) on any day, is not an Official Body, (iv) on any day, is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (v) other than for any Obligor of a Recurring Revenue Loan, as of the applicable Cut-Off Date, has a most recently reported trailing twelve-month EBITDA of $10,000,000 or greater, unless otherwise approved by the Agent in its sole discretion.

“Enterprise Value” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “Enterprise Value” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Enterprise Value” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) as determined by the Servicer in a manner substantially consistent with the way the Servicer underwrote the Enterprise Value as of the most recent closing (and in any event consistent with the Servicer Standard) or, if in the reasonable determination of the Servicer that the general economic, market or industry condition has evolved or the business performance or projection of such Obligor has changed since the most recent closing, such amount proposed by the Servicer with the consent of the Agent, in each case, after giving due consideration to (I) if there is an observable public price for the common stock of such Obligor or the value of the equity capital of the Obligor can be established based on available acquisition price or paid-in capital contribution by a sponsoring investor, the sum of (x) the outstanding principal amount of any indebtedness of such Obligor (y) the outstanding principal amount of any preferred stock issued by such Obligor and (z) the market value of such Obligor’s common stock or (II) otherwise the sum of (x) the product of (A)

and/or as otherwise required for the purpose of the EU Transparency Requirements from time to time and/or (ii) has not agreed with the parties to this Agreement to amend Section 10.26 to provide for the Designated Reporting Entity to assume such additional reporting obligations as may reasonably be necessary in order that the receipt by the Relevant Recipients of all information to be provided thereunder is sufficient to permit EU/UK Institutional Investor Lenders to comply with their obligations under Article 5(1)(e) of the EU Securitisation Regulation.

“EU/UK Institutional Investor” means a Person that is an institutional investor for the purpose of the EU Securitisation Regulation or the UK Securitisation Regulation, as determined by such Person in its sole discretion, from time to time.

“EU/UK Institutional Investor Lender” means a Lender that has notified the Borrower and the Agent in writing that it is an EU/UK Institutional Investor or that it is a party to liquidity or credit support arrangements provided by an EU/UK Institutional Investor.

“EU/UK Institutional Investor Potential Lender” means an EU/UK Institutional Investor
(a) to which a Lender is contemplating assigning all or a portion of its rights and obligations under this Agreement and has given notification thereof to the Borrower, the Servicer and the Agent and (b) in respect of which the applicable conditions set out in Article XV are satisfied.

“EU/UK Originator Requirement” means the requirement which will be satisfied if, on the Effective Date:

(a) the aggregate principal balance of all Retention Holder Originated Collateral Obligations; divided by

(b) the aggregate principal balance of all Collateral Obligations,

in each case, held by or on behalf of the Borrower, is greater than or equal to 5%.

“EU/UK Retention Deficiency” means, as of any date of determination, an event which shall occur if the principal amount of the equity interests in the Borrower held by the Retention Holder as of such time is less than 5% of the nominal value of all Collateral (other than cash that does not constitute Principal Collections) as of such date.

“EURIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such Accrual Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to such Accrual Period are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided~~,~~ further~~,~~ that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a

(e) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in any single S&P Industry Classification (other than the “Oil & Gas” S&P Industry Classification) other than a S&P Industry Classification described in the following proviso over 15.0% of the Excess Concentration Measure; provided that, (x) the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the largest S&P Industry Classification (so long as such largest S&P Industry Classification is “Health Care Technology”, “Health Care Equipment & Supplies”, “Health Care Providers & Suppliers” or “Software”) may be up to ~~20.0~~25.0% of the Excess Concentration Measure; (y) the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the first and second largest S&P Industry Classification (other than the “Oil & Gas”, “Health Care Technology”, “Health Care Equipment & Supplies”, “Health Care Providers & Suppliers” or “Software” S&P Industry Classifications) other than the S&P Industry Classification specified in clause (x) may be up to 17.5% of the Excess Concentration Measure; and (z) the S&P Industry Classification of “Oil & Gas” may be up to 5.0% of the Excess Concentration Measure;

(f) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations over 5.0% of the Excess Concentration Measure;

(g) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Recurring Revenue Loans over 10.0% of the Excess Concentration Measure;

(h) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Variable Funding Assets over 10.0% of the Excess Concentration Measure;

(i) the excess, if any and without duplication, of the Aggregate Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in an Eligible Currency other than Dollars or that have Obligors organized in a country other than the United States, in the aggregate, over 10.0% of the Excess Concentration Measure; provided that, the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in NZD or that have Obligors organized in New Zealand may be up to 5.0% of the Excess Concentration Measure;

(j) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts of all Eligible Collateral Obligations that are Covenant Lite Loans (other than (i) Broadly Syndicated Loans or (ii) any Collateral Obligations whose Obligors have a trailing twelve month EBITDA of greater than $100,000,000, as measured at the applicable Cut-Off Date) over 30.0% of the Excess Concentration Measure;

(k) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations (other than Broadly Syndicated Loans, Recurring Revenue Loans, FILO Loans, Second Lien Loans and Deemed

Second Lien Loans) that cause the related Obligor to (i) have a Total Net Leverage Ratio of greater than 6.5x as of the Cut-Off Date (unless such Obligor is in a Specified Industry) or (ii) have a Total Net Leverage Ratio of greater than 7.5x as of the Cut-Off Date, with respect to any such Obligor in a Specified Industry, in each case, over 30.0% of the Excess Concentration Measure; provided that, the Agent shall have provided an Approval Notice with respect to each Eligible Collateral Obligation counted towards the limitation in this clause (k);

(l) reserved;

(m) the excess, if any and without duplication, of the aggregate sum of the Principal Balances of all Eligible Collateral Obligations that are Deferring Collateral Obligations constituting Permitted PIK Loans or Partial PIK Loans over ~~10.0~~17.5% of the Excess Concentration Measure;

(n) the excess, if any and without duplication, of the aggregate sum of the Principal Balances of all Eligible Collateral Obligations that are Deferring Collateral Obligations constituting Partial PIK Loans over 5.0% of the Excess Concentration Measure;

(o) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts of all Eligible Collateral Obligations (excluding Recurring Revenue Loans) whose Obligors have a trailing twelve month EBITDA of less than $20,000,000 over 10.0% of the Excess Concentration Measure; and

(p) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Participation Interests (other than Effective Date Participations) over 10% of the Excess Concentration Measure;

provided that, during the Ramp-Up Period, any Broadly Syndicated Loan may be treated as a Middle Market Loan for purposes of this definition as agreed in writing by the Agent and the Borrower on a case-by-case basis.

“Excess Concentration Measure” means (a) during the Ramp-Up Period, the greater of (x) the Target Portfolio Amount and (y) the Aggregate Eligible Collateral Obligation Amount plus all Principal Collections on deposit in the Principal Collection Account; and (b) thereafter, the Aggregate Eligible Collateral Obligation Amount plus all Principal Collections on deposit in the Principal Collection Account.

“Excess Funds” as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination, (ii) the principal of and interest on all of its loans outstanding on such date of such determination and (iii) and other amounts in accordance with its commercial paper notes and applicable transaction documents.

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination,

“Market Value” means, with respect to any Collateral Obligation that is a Broadly Syndicated Loan, at any date of determination thereof selected by the Agent, the product of (i) the lowest bid side market price most recently quoted by Loan Pricing Corporation, Mark-it Partners or Interactive Data Corporation and obtained by the Servicer or quoted by another nationally recognized broker-dealer or nationally recognized quotation servicer (expressed as a percentage) of such Collateral Obligation multiplied by (ii) the Principal Balance.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer; (b) the ability of the Borrower, the Servicer or the Retention Holder to perform their respective obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement.

“Material Modification” means any amendment, waiver, consent or other modification or supplement of any Eligible Collateral Obligation entered into after the Cut-Off Date which:

(i) reduces or forgives any or all of the principal amount or non-default interest due under such Collateral Obligation;

(ii) delays or extends the stated maturity date for such Collateral Obligation; provided that, any such amendment, waiver, consent or other modification or supplement shall not be a Material Modification hereunder if the stated maturity of such Collateral Obligation is extended for six (6) months or less in connection therewith, so long as the Servicer provides a written certification to the Agent for the benefit of the Lenders that such extension is not due to a deterioration of the related Obligor’s credit (measured from the applicable Cut-Off Date) or similar credit-related reasons;

(iii) results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in the case of a reduction in scope, has a material adverse effect on the ability of the Servicer or the Agent (as determined by the Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;

(iv) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any  ~~PIK Loan,  Partial~~ PIK Loan or Permitted PIK Loan as of the Cut-Off Date or the terms of any Partial PIK Loan as of the date such Collateral Obligation constitutes a Partial PIK Loan pursuant to the terms hereof), or reduces the spread or coupon with respect to such Collateral Obligation (other than in connection with applicable pricing grids or benchmark replacement interest rate provisions, or as a result of an increase in the credit quality of such Eligible Collateral Obligation (as certified in writing by the Servicer to

“Optional Sale” has the meaning set forth in Section 7.8.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Loan Amount” means, as of any date of determination, an amount equal to the aggregate principal balance of all Loans outstanding under this Agreement.

“Partial PIK Loan” means a Collateral Obligation that would otherwise be a PIK Loan, ~~which does not satisfy the requirements of the definition of Permitted PIK Loan and~~ which provides for and is currently paying periodic payments of interest thereon in cash no less frequently than semiannually and the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of ~~not~~ less than (i) if such Collateral Obligation is a ~~fixed rate loan~~Fixed Rate Collateral Obligation, ~~2.50~~2.25% per annum over the Benchmark relating to the Eligible Currency of such Collateral Obligation or (ii) otherwise, ~~2.50~~2.25% per annum over the applicable index rate.

“Participant” has the meaning set forth in Section 15.5.

“Participant Register” has the meaning set forth in Section 15.5.

“Participation Interest” means a participation interest in a loan, debt obligation or other obligation that satisfies each of the following criteria: (i) such loan would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender in respect of such loan,
(iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan),
(vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants and (viii) the Borrower has owned such participation without elevating it to a and (vi) as to any Account, customary Liens in favor of the Securities Intermediary to the extent permitted in the Account Control Agreement.

“Permitted PIK Loan” means a Collateral Obligation that would otherwise be a PIK Loan, which provides for and is currently paying periodic payments of interest thereon in cash no less frequently than semiannually and the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 2.25% per annum over the Benchmark relating to the Eligible Currency of such Collateral Obligation or (ii) otherwise, 2.25% per annum over the applicable index rate.

“Permitted RIC Distribution” means distributions on any Distribution Date to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that, (a) no Tier One Event of Default has occurred and is continuing, (b) the Borrower has provided to the Agent no less than two (2) Business Days’ prior written notice of such distribution and (c) Section 10.16 is satisfied in connection with such distribution; provided further that, the aggregate amount of all such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115.0% of the amounts that the Borrower would have been required to distribute to the Equityholder in respect of such taxable year (or calendar year, as relevant) to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year; (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto); and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of the foregoing clause (i), clause (ii) or clause (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of a Tier Two Event of Default, Permitted RIC Distributions shall be permitted pursuant to Section 8.3(a)(i) from Interest Collections only; provided that, no Tier One Event of Default has occurred and is continuing and the amount of Permitted RIC Distributions made in any calendar quarter during the continuation of a Tier Two Event of Default shall not exceed the lower of (1) $1,500,000 (or such greater amount consented to in writing by the Agent in its sole discretion and the Required Lenders) and (2) one-fourth of the amount permitted under the 115.0% limitation set forth in the foregoing proviso.

~~“Permitted PIK Loan” means a Collateral Obligation that would otherwise be a PIK  Loan, which provides for and is currently paying periodic payments of interest thereon in cash no less frequently than semiannually and the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Collateral Obligation is a fixed rate loan, 5.0% per annum over the Benchmark relating to~~

~~the Eligible Currency of such Collateral Obligation or (ii) otherwise, 5.0% per annum over the applicable index rate.~~

“Permitted Working Capital Revolver” means, in respect of an Obligor under a Collateral Obligation, a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related Obligor, which current assets subject to such security interest do not constitute a material portion of the Obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related Obligor).

“Person” means an individual, partnership, exempted limited partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“PIK Loan” means a Collateral Obligation (other than any ~~Partial PIK Loan or~~ Permitted PIK Loan or Partial PIK Loan) that, pursuant to the related Underlying Instruments as in effect on the applicable Cut-Off Date, permits the deferral and/or capitalization of any portion of accrued and unpaid interest or other periodic distribution otherwise due; provided that, any interest not payable in Cash shall not be included in the calculation of the Interest Coverage Ratio; provided further such Collateral Obligation shall not constitute a “PIK Loan” if the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 4.00% per annum over the Benchmark relating to the Eligible Currency of such Collateral Obligation or (ii) otherwise, 4.00% per annum over the applicable index rate.

“Primary Servicer Fee” means the senior fee payable to the Servicer or successor Servicer (as applicable) in accordance with the terms hereof on each Distribution Date in arrears in respect of each Collection Period for services rendered during the related Collection Period, which fee shall be equal to the product of (a) the Primary Servicer Fee Percentage per annum, (b) the average of the values of (x) the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period and (y) the cash representing Principal Collections on such days and (c) the actual number of days in such Collection Period divided by 365.

“Primary Servicer Fee Percentage” means 0.35%.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, then the Agent in its reasonable discretion may select a comparable index or source to use as the basis for the Prime Rate.

“Principal Allocation Formula” means, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this definition); provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Collection Account.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, (a) if such Collateral Obligation is denominated and payable in Dollars, the outstanding principal balance of such Collateral Obligation, and (b) if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars (as determined by the Servicer using the Applicable Conversion Rate) of the outstanding principal balance of such Collateral Obligation, in each case exclusive of (A) any deferred or capitalized interest on any PIK Loan, ~~Partial PIK Loan or~~ Permitted PIK Loan or Partial PIK Loan that accrues after the applicable Cut-Off Date and (B) any unfunded amounts with respect to any Variable Funding Asset; provided that for purposes of calculating the “Principal Balance” of any PIK Loan, ~~Partial PIK Loan or~~ Permitted PIK Loan or Partial PIK Loan, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided further that the “Principal Balance” of any Variable Funding Asset as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means (x) any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments and
(iii) all Repurchase Amounts, in each case other than Retained Interests and (y) the proceeds of Loans which have not been used to settle pending acquisitions of Eligible Collateral Obligations and deposits by the Equityholder pursuant to Section 8.1(d).

“Principal Collection Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Principal Collection Account”, “CAD Principal Collection Account”, “Euro Principal Account” and “GBP Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a) the numerator of which is:

(i) the aggregate principal amount of the Term Loans or Revolving Loans, as applicable, outstanding on such date; and

(b) the denominator of which is the sum of:

(i) the aggregate principal amount of the Term Loans outstanding on such date; and

(ii) the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Pro Rata Share” means, with respect to a Dollar Lender, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Revolving Commitment of such Dollar Lender (as determined pursuant to the definition of Commitment) by the aggregate Revolving Commitments of all the Dollar Lenders (as determined pursuant to the definition of Commitment).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means (a) with respect to any Middle Market Loan acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, 100%; and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.23.

“Ramp-Up Period” means the period from and including the Effective Date to ~~the six-month anniversary of the Omnibus Amendment Effective Date~~July 28, 2025.

“Rating Agencies” means S&P, Morningstar Credit Ratings, LLC, Moody’s and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by any Conduit Lender.

the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis and (x) result in the reduction and termination, of the Revolving Commitments and Term Commitments on a dollar-for-dollar basis.

(c) In connection with any prepayment or cancellation of Commitments pursuant to this Section 2.5, any Lender affiliated with the Agent (and the Agent itself) shall have the option to purchase a Term Loan pro rata at par in order to maintain their current percentage of the aggregate amount of the existing Commitments after giving effect to such prepayment or cancellation (such purchases and sales of Term Loans being a “Rebalancing”). In connection with any Rebalancing, each Term Lender shall sell its pro rata portion of such Term Loan to the Lender that is an Affiliate of the Agent (or is itself the Agent).

(d) Additional Prepayment Provisions.

(i) The Borrower may effect a prepayment of all or any portion of the ~~Advances~~Loans then outstanding pursuant to Section 2.5(a) or (b).

(ii) Amounts prepaid or repaid in respect of the Term ~~Advances~~Loans may not be reborrowed; provided that, Société Générale, in its capacity as a Term Lender, shall permit the Borrower to effect a partial prepayment of the Term ~~Advances~~Loans then outstanding with respect to Société Générale on a non-pro rata basis and subsequently reborrow the Term ~~Advances~~Loans with respect to Société Générale, if the Borrower provides a Notice of Borrowing to Société Générale to reborrow such Term ~~Advances~~Loans within six (6) months of such partial prepayment.

Section 2.6 Change in Advance Rate.

The Advance Rate previously assigned by the Agent to any Eligible Collateral Obligation shall not change, except for the following events:

(a) during the Revolving Period, if the Diversity Score increases resulting in a change to the Advance Rate, as long as (i) the Borrower notifies the Agent of such increase of Diversity Score and (ii) the Borrower notifies the Agent that no Evaluation Event has occurred relating to such Eligible Collateral Obligation, the Advance Rate applicable to such Eligible Collateral Obligation shall be revised upward pursuant to the guidelines set forth in the definition of Advance Rate;

(b) during the Revolving Period, if the Diversity Score decreases resulting in a change to the Advance Rate, upon notice from the Agent to the Borrower, the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation lower pursuant to the guidelines set forth in the definition of Advance Rate;

(c) except as set forth in the foregoing clauses (A) and (B), if no Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Advance Rate for such Eligible Collateral Obligation shall be the Advance Rate assigned to such Eligible Collateral Obligation as of the related Cut-Off Date;

(ii) during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.11, the Pro Rata Share of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Loans of that Lender;

(iii) promptly on demand by the Swingline Lender or the Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to clause (ii) above); and

(iv) such Defaulting Lender shall not be entitled to receive any Daily Commitment Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Agent, the Swingline Lender and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Loans outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided~~,~~ further~~,~~ that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.10 Borrowing Base Deficiency.

Subject to Section 13.1(e), if any Borrowing Base Deficiency exists, then the Borrower may eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions: (a) deposit into or credit to the Collection Account cash and Permitted Investments, (b) repay Loans, (c) sell Collateral Obligations in accordance with Section 7.8 or (d) during the Revolving Period, pledge additional Collateral Obligations as Collateral.

Section 2.11 Refunding of Swingline Loans.

(a) Each Swingline Loan shall be refunded by the Revolving Lenders on the fifth (5th) Business Day after the corresponding Loan Date of such Swingline Loan (each such